Exhibit 10.2

ROYAL BANK OF CANADA,
in its capacity as Administrative Agent

- and -

TD TRUST COMPANY,
in its capacity as trustee of
GOLDEN CREDIT CARD TRUST

Administration Agreement

Dated as of March 31, 1999

TABLE OF CONTENTS

Article One INTERPRETATION

1.01 Certain Defined Terms	2
1.02 Number and Gender	4
1.03 Headings and Table of Contents	4
1.04 References to Acts of the Trust	4
1.05 Governing Law	4
1.06 Invalidity of Provisions	4
1.07 Amounts of Money Expressed in Canadian Dollars	4

Article Two APPOINTMENT AND DUTIES OF ADMINISTRATIVE AGENT

2.01 Appointment and Authority of Administrative Agent	4
2.02 Acknowledgement of Administrative Agent	5
2.03 Provision of Services	5
2.04 Issuance Sale and Payment of Notes	7
2.05 Administrative Functions	7
2.06 Reporting	9
2.07 Maintaining Approvals	9
2.08 Standard of Care	9
2.09 Power of Attorney re: Quebec Security	9

Article Three DELEGATION AND COMPENSATION

3.01 Fees	9
3.02 Expenses	10
3.03 Indemnification	10
3.04 Advice	10
3.05 Delegation	11

Article Four REPRESENTATIONS AND WARRANTIES

4.01 Representation of the Trust	11
4.02 Representation of the Administrative Agent	11

Article Five TERMINATION AND AMENDMENT

5.01 Termination	11
5.02 Resignation	12
5.03 Replacement of the Administrative Agent	12
5.04 Transition	13
5.05 Amendment	13

- ii -

Article Six MISCELLANEOUS

6.01 Attorney-in-Fact	13
6.02 Further Assurances	14
6.03 No Waiver, Cumulative Remedies	14
6.04 Successors and Assigns; Assignment	14
6.05 Counterparts; Effectiveness	14
6.06 Entire Agreement	14
6.07 Notice	14
6.08 Limitation of Liability of TD Trust Company	15

THIS AGREEMENT dated as of March 31, 1999.

B E T W E E N:

TD TRUST COMPANY, a trust company incorporated under the laws of Canada, in its capacity as trustee of GOLDEN CREDIT CARD TRUST

- and -

ROYAL BANK OF CANADA, one of the Chartered Banks of Canada, in its capacity as Administrative Agent

WHEREAS pursuant to the Declaration of Trust (as hereinafter defined), TD Trust Company has established GOLDEN CREDIT CARD TRUST as a trust under the laws of the Province of Ontario;

AND WHEREAS pursuant to Section 4.15 of the Declaration of Trust, the Issuer Trustee (as hereinafter defined) has the power to appoint any Person (as hereinafter defined) as the Issuer Trustee deems necessary or desirable for the transaction of the Trust Activities (as hereinafter defined);

AND WHEREAS the Issuer Trustee has determined to appoint the Administrative Agent (as hereinafter defined) for the purpose of conducting certain of the Trust Activities;

AND WHEREAS the Issuer Trustee, and Royal Bank of Canada in its capacity as Administrative Agent (collectively, the "Parties"), wish to enter into this Agreement to provide for the appointment by the Issuer Trustee of the Administrative Agent and to set out the duties and obligations of the Administrative Agent;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

Article One
INTERPRETATION

1.01                          Certain Defined Terms. Terms used herein and not otherwise defined, have the meanings specified therefor in the Pooling and Servicing Agreement and the Trust Indenture, as applicable. In addition, except as otherwise specified herein or unless the context otherwise requires, the following terms shall have the meanings set forth for all purposes of this Agreement:

"Administrative Agent" shall mean Royal Bank of Canada, its assigns and successors or any successor Administrative Agent appointed in replacement thereof as permitted hereunder;

"Advisor" has the meaning set forth in Section 3.04;

"Agreement" shall mean this administration agreement as amended, modified, supplemented or restated from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this administration agreement and not to any particular Section or other portion of this administration agreement;

"Declaration of Trust" shall mean the declaration of trust dated March 31, 1999, as amended and restated as of March 31, 1999 by TD Trust Company establishing the Trust, as the same may be amended, supplemented, restated or otherwise modified from time to time;

"Eligible Investments" shall have the meaning specified in the applicable Series Purchase Agreement;

"Issuer Trustee" shall mean TD Trust Company, in its capacity as trustee of the Trust, pursuant to the Declaration of Trust, and its successors in trust, or any successor Issuer Trustee appointed pursuant to the Declaration of Trust;

"Officers’ Certificate" shall mean a certificate signed by any two of the chairman of the board, the president, any vice president, the treasurer, any assistant treasurer, the controller, chief counsel, the secretary or any assistant secretary of the Administrative Agent;

"Person" shall mean any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated organisation, association, estate, trust (including any beneficiary thereof), trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, or any other authority or entity however designated or constituted;

"Pooling and Servicing Agreement" shall mean the pooling and servicing agreement to be dated as of July 6, 1999 (or such other date determined by Royal Bank of Canada and TD Trust Company), between Royal Bank of Canada, as Seller and Initial Servicer, Golden Credit Card Trust, by its trustee TD Trust Company, as a Co-Owner, and The Trust Company of Bank of Montreal, as Custodian (as defined therein);

"Programme Agreements" shall have the meaning specified in the Trust Indenture;

"Services" has the meaning set forth in Section 2.01;

"Taxes" shall mean:

(a)             all taxes of any kind or nature whatsoever, including income, capital, transfer, business, goods and services, value added, excise, property, sales, use and franchise taxes, and

(b)            all levies, imposts, royalties, duties, charges to tax, fees, deductions, compulsory loans, withholdings and restrictions or conditions resulting in a charge, imposed, levied, collected, withheld or assessed, as of the date of this Agreement or at any time in the future, by any authority of, or within, any jurisdiction whatsoever having power to tax the Trust, together with penalties, fines, additions to tax and interest thereon;

"Trust" shall mean Golden Credit Card Trust, a trust established under the laws of Ontario;

"Trust Activities" shall mean the activities of the Trust described in Section 2.02 of the Declaration of Trust;

"Trust Indenture" shall mean the trust indenture to be dated as of July 6, 1999 (or such other date determined by the Issuer Trustee and CIBC Mellon Trust Company) between the Trust and CIBC Mellon Trust Company as indenture trustee, as the same may be amended, modified, supplemented or restated from time to time;

"Trust Property" shall mean, as of any particular time, any and all assets of the Trust and any and all property, personal or otherwise, tangible or intangible, which has been transferred, conveyed or paid to, or acquired by, the Trust, including all income, earnings, profits and gains therefrom, and which at such time is owned or held by the Trust.

1.02                          Number and Gender. Words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

1.03                          Headings and Table of Contents. Article and section headings and the table of contents are not to be considered part of this Agreement and are included solely for convenience of reference and shall not affect the construction or interpretation of this Agreement.

1.04                          References to Acts of the Trust. For greater certainty, where any reference is made in this Agreement to an act to be performed by the Trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Issuer Trustee for and on behalf of the Trust and where any reference is made in this Agreement to an act to be performed by the Issuer Trustee, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Issuer Trustee for and on behalf of the Trust.

1.05                          Governing Law. This agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein.

1.06                          Invalidity of Provisions. The invalidity or unenforceability of any provision or covenant hereof or herein contained will not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and any such invalid or unenforceable provision or covenant will be deemed to be severable.

1.07                          Amounts of Money Expressed in Canadian Dollars. Unless otherwise indicated, all references to dollar amounts or other money amounts herein are expressed in Canadian Dollars.

Article Two
APPOINTMENT AND DUTIES OF ADMINISTRATIVE AGENT

2.01                          Appointment and Authority of Administrative Agent. The Issuer Trustee hereby appoints the Administrative Agent as agent of the Trust to provide, or to cause to be provided to and on behalf of the Issuer Trustee, the services required to be performed by the Issuer Trustee in connection with the Trust Activities, including but not limited to (i) all services required in connection with the financing, acquisition, ownership, holding, collection, disposition, administration and management of the Ownership Interests acquired by the Trust or any other property described in the Programme Agreements; (ii) all services required in connection with the issuance and sale of the Notes, the payment or distribution of amounts payable or distributable thereunder and the preparation of reports to and information for the holders of Notes; (iii) the implementation and administration of the provisions of the Programme Agreements to which the Administrative Agent or the Trust is a party; and (iv) all other services required under this Agreement; (collectively, all such services are referred to herein as the "Services"), subject to the limitations and restrictions set forth in the Programme Agreements or in any directions the Administrative Agent may receive from time to time from the Issuer Trustee and subject always to the provision that, to the extent that and so long as any of the Services are the responsibility of or are being performed by the Servicer or the Custodian, the Administrative Agent shall not perform such Services. The Administrative Agent hereby acknowledges that it has been provided with a copy of the Programme Agreements in effect on the date hereof and that it is familiar with the terms thereof. The Issuer Trustee shall provide the Administrative Agent with copies of any amending or supplementary agreements to the Programme Agreements to which the Administrative Agent is not a party. The Issuer Trustee shall also notify the Administrative Agent in writing 30 days prior to any change in the head office or situs of administration of the Trust.

2.02                          Acknowledgement of Administrative Agent. The Administrative Agent hereby accepts the appointment as agent of the Trust in accordance with this Agreement and agrees to be bound by the terms hereof and covenants that it will provide the Services to the Trust, in accordance with the Trust’s obligations and rights under the Programme Agreements to which the Trust is a party, all documents and instruments to which the Trust is a party or by which it is bound and any directions received from the Issuer Trustee. The provision of the Services of the Administrative Agent to the Trust under this Agreement shall not be exclusive to the Trust and the Issuer Trustee, and the Administrative Agent shall be entitled fully without restriction to provide similar services to any other Person or to conduct similar activities for its own account. The Administrative Agent hereby acknowledges that all activities engaged in by the Administrative Agent as agent for and on behalf of the Trust shall be subject to the overall policies, directions and control of the Issuer Trustee.

2.03                          Provision of Services. On behalf of, and for the account of, the Trust in connection with the Trust Activities and the Trust Property, the Administrative Agent shall:

(a)	monitor the collection of Receivables, Purchase Proceeds, Credit Adjustments and any other property owned by the Trust, prepare and deliver Distribution Notices, monitor the deposit of Collections made to the Distribution Accounts with respect to each Series;

(b)	based on reports submitted to it, monitor the recording, accounting for and enforcement of payment of amounts distributable or payable to the Trust in connection with each Series;

(c)	calculate from time to time the amount of cash in the Distribution Account, determine amounts required to pay Trust expenses, maturing Notes and obligations as they become due, and notify all relevant parties of such amounts and take all such further steps as may be required as a result of such determination including acquiring Additional Ownership Interests and investing in or liquidating Eligible Investments;

(d)	maintain accounts and banking records of the Trust;

(e)	provide advice and instruction to the Custodian regarding the exercise of the Issuer Trustee’s rights under each Series Purchase Agreement and the Pooling and Servicing Agreement;

(f)	immediately advise the Issuer Trustee, Indenture Trustee and applicable Rating Agencies of any failure, of which the Administrative Agent has knowledge, on the part of the Custodian to make the required deposits to the Distribution Accounts with respect to each Series;

(g)	punctually provide all notices, certificates, instructions, reports and communications required to be provided by the Trust pursuant to the terms of any of the Programme Agreements and any other agreement to which the Trust is a party or by which it is bound in connection with the Programme Agreements and take all other actions required to be taken by the Trust in accordance with such other agreements;

(h)	monitor compliance by the Trust, the Servicer and the Custodian with the Programme Agreements or other agreements entered into by the Administrative Agent on behalf of the Trust or by the Issuer Trustee with any Person in connection with the Programme Agreements, preparing and providing reports as required under the Programme Agreements and immediately advising the Issuer Trustee and the Indenture Trustee of any failure to perform or other breach of such agreements; and

(i)	deliver to the Issuer Trustee such certificates, statements and reports relating to the Services and the Trust Activities as may be necessary or desirable, and upon which the Issuer Trustee may rely, for the performance by the Issuer Trustee of its obligations under the Programme Agreements or any other agreements entered into by the Administrative Agent on behalf of the Trust or by the Issuer Trustee with any Person in connection with the Programme Agreements.

2.04                        Issuance Sale and Payment of Notes. The Administrative Agent shall administer on behalf of the Trust the activities of the Trust in connection with the issuance, sale and payment of Notes and in this regard shall perform the following duties:

(a)	advising the Underwriter as to the funding requirements of the Trust, including the determination of the principal or face amount of the Notes, the currency thereof, the interest or discount rate and issuance and maturity dates of the Notes;

(b)	arranging for and settling all necessary documents, prospectuses and related agreements and materials for the offering of Notes and the filing thereof, when applicable;

(c)	arranging for the proceeds of sale of the Notes to be distributed in accordance with the applicable Programme Agreements, including the payment of maturing Notes and payment of all other amounts due under the Programme Agreements and investing any excess funds in Eligible Investments; and

(d)	taking all other necessary and appropriate action in connection with the foregoing.

2.05                        Administrative Functions. In connection with its Services hereunder, the Administrative Agent shall be responsible for, and agrees to perform punctually on behalf of and for the account of the Trust in accordance with this Agreement and the Programme Agreements, the continuous management and administration of the day-to-day business of the Trust including the following matters:

(a)	performing the duties of keeping accounts of the Trust and such books and records as are required or are consistent with good practice for the proper conduct of the Trust Activities and the computation of the net income and capital of the Trust;

(b)	preparing and filing all annual returns and filings required to be made in respect of the operations of the Trust Activities, including all tax and securities laws reports required to be filed by the Trust;

(c)	defending any claims made against the Trust on such terms and conditions as it may in its sole discretion deem satisfactory or as it may be directed by the Issuer Trustee;

(d)	to the extent permitted by law, taking all such action as may reasonably be required to maintain the existence of the Trust;

(e)	arranging for the retention of the Trust’s auditors and the preparation of financial statements;

(f)	preparing or arranging for the preparation of all forms and materials required under applicable law, including all tax and securities laws reports, to be delivered by the Trust to holders of Notes, and arranging for the delivery thereof;

(g)	taking all steps necessary to perfect, reperfect or maintain the validity of all security interests, charges or hypothecs relating to the purchase by the Trust of a Series Ownership Interest or the pledge of the Trust’s assets under the Trust Indenture;

(h)	upon receipt of notice of or otherwise becoming aware of an Event of Default (as defined in the Trust Indenture), an Amortization Event (as defined in a Series Purchase Agreement) or a Servicer Termination Event, notifying the Issuer Trustee, the Indenture Trustee, the Custodian and the Rating Agencies of the occurrence of such Event of Default, Amortization Event or Servicer Termination Event;

(i)	providing such other advice and services as the Issuer Trustee may from time to time reasonably request or require in connection with the Trust Activities or this Agreement, including without limitation any activities of the Trust in connection with the use of its trademark;

(j)	promptly notifying the Issuer Trustee, the Indenture Trustee, the Custodian and the Rating Agencies if it is unable to perform any of its duties under this Agreement or the performance by the Administrative Agent of its duties hereunder is no longer permissible under applicable law or one of the events referred to in Section 5.03 has occurred;

(k)	paying from the Distribution Accounts the expenses of the Trust and the Annual Distribution Amount in accordance with the terms of the Declaration of Trust, the Trust Indenture and the Programme Agreements;

(l)	taking such other actions as may be reasonably necessary to the accomplishment of the duties of the Administrative Agent set forth in this Article Two; and

(m)	providing the clerical, administrative and operational services necessary for the proper management and administration of the Trust, including providing any office accommodation, equipment, facilities and personnel as may be required or desirable for the purpose of fulfilling the duties of the Administrative Agent.

2.06                        Reporting. The Administrative Agent shall provide to the Issuer Trustee no less frequently than annually an Officers’ Certificate confirming compliance in all material respects with its duties hereunder.

2.07                        Maintaining Approvals. The Administrative Agent shall maintain in effect all qualifications, licenses and approvals in each jurisdiction required under applicable law in order to perform its obligations and duties under this Agreement except where the failure to do so would not have a material adverse effect on its ability to perform its duties and obligations hereunder.

2.08                        Standard of Care. The Administrative Agent shall exercise its powers and authorities hereunder and carry out its duties and functions as Administrative Agent under this Agreement honestly and in good faith and with a view to the best interests of the Trust, the beneficiaries of the Trust and the Trust Property, and in connection therewith, it shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

2.09                        Power of Attorney re: Quebec Security. The ‘parties acknowledge that the Indenture Trustee has agreed to act as the holder of the power of attorney (the "fondé de pouvoir") of the present and future Specified Creditors (as such term is defined in the Trust Indenture) to the extent (but only to the extent) necessary or desirable for the purposes of creating, maintaining or enforcing the Lien Hereof (as such term is defined in the Trust Indenture) under the laws of the Province of Quebec, including executing a deed of hypothec and exercising all or any of the rights, powers, trusts or duties conferred upon the Indenture Trustee therein or conferred upon the Indenture Trustee thereunder with respect to the Lien Hereof. Each Specified Creditor, by accepting the benefits of the Trust Indenture, accepts and confirms, on its own behalf and on behalf of its successors and assigns, the appointment of the Indenture Trustee as the fondé de pouvoir of the present and future Specified Creditors for such purposes (but only for such purposes).

Article Three
DELEGATION AND COMPENSATION

3.01                        Fees. In consideration of and as full compensation for the performance by the Administrative Agent of the Services under Sections 2.03, 2.04, 2.05, 2.06 and 2.07 hereof the Trust will pay to the Administrative Agent regular and periodic fees, the amounts and terms of payment of which shall be agreed upon by the parties from time to time and in any event, not less frequently than on each anniversary date of this Agreement. Such fees shall be paid monthly in arrears, unless otherwise agreed by the Administrative Agent.

3.02                        Expenses. The fees described herein to be paid to the Administrative Agent are inclusive of all reimbursement for any expenses incurred by the Administrative Agent in the performance of the Services (other than any fees or charges paid by the Administrative Agent on behalf of and for the account of the Trust in connection with Section 3.04 hereof) and the Administrative Agent shall not be entitled to any other reimbursement for any such expenses. If a successor Administrative Agent is appointed by the Issuer Trustee, it shall be entitled to settle the compensation of such successor Administrative Agent.

3.03                        Indemnification. Without limiting any other rights that the Trust may have hereunder or under applicable law, the Administrative Agent hereby agrees to indemnify, defend and hold harmless the Trust and the Issuer Trustee, and its directors, officers, employees, agents, beneficiaries and security holders, from and against any and all damages, losses, liabilities, costs and expenses (including reasonable legal fees and disbursements) which may be imposed on, incurred by or assessed against any of them resulting from the failure by the Administrative Agent to comply with the terms of this Agreement in performing its duties on behalf of the Issuer Trustee and the Trust under this Agreement. It is, however, expressly understood that the Administrative Agent is not agreeing to indemnify or hold the Trust or the Issuer Trustee, and its directors, officers, employees, agents, or holders of Notes, harmless with respect to (i) payments due or distributions to be made on any of the Notes, (ii) any breach or failure to perform on the part of the Seller under the Series Purchase Agreement, (iii) any liabilities resulting from the wilful misconduct or gross negligence of the Issuer Trustee or the breach of its duties pursuant to the Declaration of Trust, having regard to the standard of care imposed on the Issuer Trustee therein, (iv) any claim arising out of the assessment of any tax against the Issuer Trustee or the Trust or the holders of the Notes, or (v) in respect of any liability of the Issuer Trustee or the Trust arising in respect of matters occurring after the termination of this Agreement, unless the failure to make such payments, liabilities or claims arise from the failure of the Administrative Agent to perform its duties or obligations hereunder. This indemnity shall survive the termination of this Agreement...

3.04                        Advice. The Administrative Agent may, from time to time, appoint, retain, engage the services of and rely on the advice of any Person as agent, representative or independent contractor, including lawyers, bankers, notaries, registrars, accountants, brokers or dealers in one or more capacities and any other advisors (each, an "Advisor"), on behalf of and for the account of the Trust, to advise the Administrative Agent in respect of the performance of its Services hereunder where in the opinion of the Administrative Agent, acting reasonably, such advice is required. The Administrative Agent may at any time and from time to time dismiss any such Advisor so appointed. Notwithstanding Section 3.02, the Administrative Agent shall not be responsible for and shall be entitled to be reimbursed by the Trust in respect of the reasonable fees or charges payable to an Advisor engaged by the Administrative Agent in accordance with this Section.

3.05                        Delegation. In connection with the services to be performed by it under this Agreement, the Administrative Agent may, subject to any limitation on delegation imposed by law, by the Declaration of Trust or by the Trust and at its own expense engage or employ any Persons as employees, agents, representatives, independent contractors or otherwise, including, without limitation, banks, underwriters, accountants, investment advisers, tax advisers, insurance advisers, lawyers, appraisers, bankers, brokers, dealers, depositories, custodians, agents for collection or others in one or more capacities and any other advisers which the Administrative Agent deems advisable, and may delegate any of the powers and duties of the Administrative Agent to any such Persons upon such terms and conditions as it may determine provided that the Administrative Agent shall be ultimately responsible for, and liable for the performance of those powers and duties, and shall require such Persons to perform their services to a standard of care which is at least as high as that imposed on the Administrative Agent under this Agreement.

Article Four
REPRESENTATIONS AND WARRANTIES

4.01                        Representation of the Trust. The Trust represents and warrants to the Administrative Agent that the execution, delivery and performance by the Trust of this Agreement are within the powers of the Trust and have been duly authorized by all necessary action on the part of the Trust, and do not contravene (i) the Programme Agreements or (ii) any law or contractual restriction binding on or affecting the Trust.

4.02                        Representation of the Administrative Agent. The Administrative Agent represents and warrants to the Trust that the execution, delivery and performance by the Administrative Agent of this Agreement are within the powers of the Administrative Agent and have been duly authorized by all necessary action on the part of the Administrative Agent, and do not contravene (i) the Programme Agreements or (ii) any law or contractual restriction binding on or affecting the Administrative Agent.

Article Five
TERMINATION AND AMENDMENT

5.01                        Termination. This Agreement shall terminate upon the termination of the Trust under the Declaration of Trust, or upon the resignation or replacement of the Administrative Agent in accordance with this Agreement.

5.02                        Resignation. The Administrative Agent may not resign from the obligations and duties hereby imposed on it, except upon a determination by the Issuer Trustee that (i) the performance of the Administrative Agent’s duties hereunder is no longer permissible under applicable law, and (ii) there is no action which the Administrative Agent could reasonably take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Administrative Agent shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to, and from counsel reasonably acceptable to, the Issuer Trustee, and as to clause (ii) above, by an Officers’ Certificate of the Administrative Agent to such effect. No such resignation shall become effective until a successor Administrative Agent shall have assumed the responsibilities and obligations of the Administrative Agent hereunder.

5.03                        Replacement of the Administrative Agent. The Issuer Trustee shall (in the case of paragraphs (a) and (c) below), and may (in the case of paragraphs (b), (d) and (e) below), replace the Administrative Agent and terminate this Agreement without any liability on its part or the part of the Trust to the Administrative Agent, forthwith upon the delivery of written notice to the Administrative Agent and the Rating Agencies, if:

(a)	the Administrative Agent resigns in accordance with Section 5.02;

(b)	Royal Bank of Canada is the Administrative Agent and the Servicer and Royal Bank of Canada is replaced as Servicer in accordance with the Pooling and Servicing Agreement;

(c)	an Event of Default (as defined in the Trust Indenture) occurs and is continuing at the time of delivery to the Administrative Agent of written notice of the termination of this Agreement;

(d)	the Administrative Agent fails to perform its duties and obligations contained in this Agreement or any representation or warranty of the Administrative Agent is found to have been incorrect, and such failure or incorrect representation or warranty materially and adversely affects the rights or obligations of the Trust, Custodian, the Issuer Trustee or the Indenture Trustee and continues unremedied for a period of 60 days after the date on which the written notice of such failure or incorrectness, requiring the same to be remedied, shall have been given to the Administrative Agent, provided that the provisions of this paragraph (d) shall not apply and the provisions of paragraph (c) shall apply if such failure or incorrect representation or warranty gives rise to an Event of Default; or

(e)	the Issuer Trustee is directed to do so by the holders of Notes of all Series expressed by way of an Extraordinary Noteholder Direction given by 66 2/3 % of such Noteholders of all Series so long as the Notes are outstanding.

No replacement of the Administrative Agent shall be effective until (a) a successor Administrative Agent shall have been appointed as agent of the Trust by the Issuer Trustee and (b) such successor shall have assumed in writing the responsibilities and obligations of the Administrative Agent under this Agreement or a replacement agreement containing substantially the same terms as this Agreement.

5.04                        Transition. On termination of this Agreement for any reason, the Administrative Agent shall, promptly upon the request of the Issuer Trustee or on the direction of the Issuer Trustee or the replacement Administrative Agent (a) update, reconcile and deliver to the Issuer Trustee or its duly authorized representatives or on the direction of the Issuer Trustee to the replacement Administrative Agent all books and records in the possession or in the control of the Administrative Agent relating to the Services and the duties and obligations carried out by the Administrative Agent under this Agreement; and (b) deliver to the Issuer Trustee, its duly authorized representatives or on the direction of the Issuer Trustee, the replacement Administrative Agent, all property of the Trust in the possession, or under the control, of the Administrative Agent.

5.05                        Amendment. Subject to compliance with the terms of the applicable Programme Agreements, this Agreement may be amended, supplemented, restated or otherwise modified, including to correct any errors herein, by written instrument signed by the Issuer Trustee and the Administrative Agent.

Article Six
MISCELLANEOUS

6.01                        Attorney-in-Fact. In addition to the powers bestowed on the Administrative Agent in this Agreement, the Issuer Trustee hereby revocably appoints the Administrative Agent as the Trust’s attorney-in-fact, with full authority in the place and stead of and in the name of the Issuer Trustee or otherwise, from time to time in the Administrative Agent’s discretion or as required by this Agreement to take such actions on behalf of the Trust and the Issuer Trustee as the Administrative Agent may deem necessary or advisable to comply with or effect the purposes of this Agreement, including to execute any documents, instruments or certificates in connection therewith, whether or not under seal and including the power to affix such seal; to amend or supplement any document as necessary in connection with the Trust Activities or the Trust Property; to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due in connection with the Trust Activities or the Trust Property or otherwise owed to the Trust; to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection therewith; and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof.

6.02                        Further Assurances. Each party shall, from time to time, do and perform any and all acts and execute any and all further instruments which may be required or which may be reasonably requested by the other party hereto more fully to effect the purpose of this Agreement.

6.03                        No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Parties hereto, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

6.04                        Successors and Assigns; Assignment. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for the assignment of this Agreement to a duly appointed successor of the Issuer Trustee or the permitted successors of the Administrative Agent, this Agreement shall not be transferred or assigned by either party without the prior written consent of the other party which consent shall not be unreasonably withheld. For the purposes of the foregoing the successors of the Administrative Agent are permitted successors if and to the extent that such successor would be a permitted successor of Royal Bank of Canada as Initial Servicer under the Pooling and Servicing Agreement.

6.05                        Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as of the date and year first above written.

6.06                        Entire Agreement. This Agreement contains the entire agreement between the parties related to the subject matter hereof and supersede all prior and contemporaneous agreements, term sheets, commitments, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

6.07                        Notice. Any notice, document or other communication required or permitted to be given to the parties hereunder shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), original to follow by mail, to the following addresses:

(a)            if to the Trust or the Issuer Trustee at:

GOLDEN CREDIT CARD TRUST
c/o TD Trust Company
Commercial Union Tower
4th Floor, 100 Wellington St. West
Toronto, Ontario
M5K 1A2

Attention:	Vice-President
Corporate and Bare Trust Services
Facsimile:	(416) 983-2044

(b)           if to the Administrative Agent:

Royal Bank of Canada, in its capacity
as Administrative Agent for Golden Credit Card Trust

c/o Corporate Treasury
15th Floor, South Tower
Royal Bank Plaza
200 Bay Street
Toronto, Ontario
M5J 2J5

Attention:	Senior Manager
Facsimile:	(416) 974-3142

Such notice or communication shall be deemed to have been received, where given by delivery, on the day of delivery and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. Each of the aforesaid parties may change its address for receiving notices by giving notice in the manner as set out above to the other party.

6.08                        Limitation of Liability of TD Trust Company. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by TD Trust Company not in its individual capacity but solely in its capacity as Issuer Trustee of the Trust and in no event shall any of TD Trust Company in its individual capacity, its officers or employees, except as expressly provided in the Declaration of Trust or for negligence or wilful misconduct on their part, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written by their duly authorized signatories.

TD TRUST COMPANY, in its capacity as trustee of GOLDEN CREDIT CARD TRUST

By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Authorized Signatory

By:	/s/ Kathryn T. Thorpe
	Name:	Kathryn T. Thorpe
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, in its capacity as Administrative Agent

By:	/s/ Mary Prevost
	Name:	Mary Prevost
	Title:	Vice-President, Liquidity & Funding